UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 21, 2015

ConAgra Foods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One ConAgra Drive, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	402-240-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE

ConAgra Foods, Inc. (the “Company”) is filing this Amendment No. 1 to Form 8-K to amend the Company’s Current Report on Form 8-K filed on August 13, 2015 (the “Original Form 8-K”) in order to update certain disclosures therein under Item 2.06 with respect to the impairment of assets held for sale. The disclosure contained in Item 2.06 of the Original Form 8-K is hereby replaced in its entirety by the disclosure contained in Item 2.06 of this Amendment to the Original Form 8-K

Item 2.06 Material Impairments.

ConAgra Foods, Inc. (the “Company”) previously announced on June 30, 2015 its intent to pursue the divestiture of its Private Brands operations. As disclosed in the Company’s Current Report on Form 8-K filed on August 13, 2015, management of the Company determined that certain assets related to the Private Brands segment were required to be classified as assets held for sale. As a result of this determination and preliminary indications of interest from potential buyers, management of the Company concluded that the assets held for sale were impaired. At that time, the Company was unable to estimate in good faith the amount of the non-cash impairment charges related to the Private Brands assets.

Due to the ongoing nature of the transaction process, the amount of the impairment is still being determined; however, the Company expects the preliminary range of the impairment charge related to the reclassification of the Private Brands assets held for sale to be approximately $1.8 billion to $2.1 billion on a pre-tax basis. The actual amount of the impairment will depend on the specific terms of any definitive transaction documents that may be executed. There can be no assurance that a transaction will be consummated. In addition, the Company is unable at this time to determine the size or impact of income tax consequences related to the transaction, including the extent to which the Company will be able to recognize any or all of the income tax benefits expected to be generated from the transaction.

Note on Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These risks and uncertainties include, among other things: ConAgra Foods’ ability to successfully execute an exit option for its private label operations within the expected time frame or at all; ConAgra Foods’ ability to realize the synergies and benefits contemplated by the Ardent Mills joint venture; risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges; the availability and prices of raw materials, including any negative effects caused by inflation or weather conditions; the effectiveness of ConAgra Foods’ product pricing, including product innovation, any pricing actions and changes in promotional strategies; the ultimate outcome of litigation, including litigation related to the lead paint and pigment matters; future economic circumstances; industry conditions; the effectiveness of ConAgra Foods’ hedging activities, including volatility in commodities that could negatively impact ConAgra Foods’ derivative positions and, in turn, ConAgra Foods’ earnings; ConAgra Foods’ ability to execute its operating and restructuring plans and achieve operating efficiencies; the success of ConAgra Foods’ cost-saving initiatives, innovation, and marketing investments; the competitive environment and related market conditions; the ultimate impact of any ConAgra Foods’ product recalls; access to capital; actions of governments and regulatory factors affecting ConAgra Foods’ businesses, including the Patient Protection and Affordable Care Act; the amount and timing of repurchases of ConAgra Foods’ common stock and debt, if any; the costs, disruption and diversion of management’s attention associated with campaigns commenced by activist investors; and other risks described in ConAgra Foods’ reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. ConAgra Foods disclaims any obligation to update or revise statements contained in this report to reflect future events or circumstances or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConAgra Foods, Inc.

September 22, 2015	By:	Lyneth Rhoten

Name: Lyneth Rhoten
Title: Vice President, Securities Counsel and Assistant Corporate Secretary